UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2010

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59 th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) on May 26, 2010, the following matters were voted upon by the stockholders of the Company:

1.	The election of five directors until the next annual meeting of stockholders;

2.	The ratification of the appointment of Brightman Almagor & Zohar Co., a member of Deloitte Touche Tohmatsu, as the Company’s independent registered public accounting firm for the current fiscal year.

The number of shares of common stock issued, outstanding and eligible to vote at the Annual Meeting as of the record date of April 26, 2010 was 88,804,862. Each of the matters voted upon at the Annual Meeting was approved by the requisite number of stockholders. The final results of the voting on each of the matters presented to stockholders at the Annual Meeting are as follows:

	VOTES FOR	VOTES WITHHELD	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
1. Election of five directors:
Abraham Efrati	46,962,764	406,647	N/A	N/A	N/A
Dr. Irit Arbel	47,227,856	141,555	N/A	N/A	N/A
Dr. Abraham Israeli	47,307,856	61,555	N/A	N/A	N/A
Dr. Robert Shorr	47,227,856	141,555	N/A	N/A	N/A
Malcolm Taub	47,307,856	61,555	N/A	N/A	N/A

3. 2. Ratification of Brightman Almagor Zohar & Co.	47,310,179	N/A	59,140	92	N/A

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 2, 2010	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Rami Efrati
Rami Efrati
Chief Executive Officer